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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Restaurant Acquisition Partners, Inc.

We hereby consent to the use in the Prospectus constituting part of Amendment No. 6 to the Registration Statement on Form S-1 of our report dated September 22, 2006, except for Note C, and the first paragraph of Note F, as to which the date is September 28, 2006, on the financial statements of Restaurant Acquisition Partners, Inc. as of July 9, 2006 and December 25, 2005 and for the twenty-eight-week period ended July 9, 2006, the period from October 3, 2005 (date of inception) to December 25, 2005, and the cumulative period from October 3, 2005 (date of inception) to July 9, 2006 which appears in such Prospectus. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

October 5, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM